BY-LAWS

                                       Of

                              Lebenthal & Co., Inc.


ARTICLE I.   OFFICES

         SECTION 1.1. Principal Office. The principal office of the Corporation shall be located in the County of New York, in the State of New York, at such address as the Board of Directors shall determine.

         SECTION 1.2. Other Offices. The Corporation may also have offices and places of business at such other locations, within and without the State of New York, as the Board of Directors may determine or the business of the Corporation may require.


ARTICLE II.  MEETINGS OF SHAREHOLDERS

         SECTION 2.1. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of New York, as the Board of Directors may authorize, provided that any special meeting of the shareholders called at the request of the shareholders, as provided in SECTION 2.3 of these By-laws, shall be held in the county in which the principal office of the Corporation is located.

         SECTION 2.2. Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as properly may come before such meeting shall be held on the 3rd Thursday of June in each year, at 3 o'clock in the afternoon or as soon thereafter as practicable, at such place, as may be fixed by resolution of the Board of Directors.

         SECTION 2.3. Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time by the Board of Directors or by the Chairman of the Board or by the President. A special meeting shall be called by the Chairman of the Board or the President or by the Secretary, immediately upon receipt of a written request therefor by shareholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the shareholders, which request shall state the purpose or purposes of such meeting. If such officers shall fail to call such meeting within twenty days after receipt of such request, any shareholder executing such request may call such meeting. At any special meeting of shareholders, only such business may be transacted as is related to the purposes set forth in the notice thereof.


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         SECTION 2.4. Notice of Meetings; Waiver. The Secretary or any Assistant
Secretary shall cause written notice of the place, date and hour of each meeting of the shareholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called and by or at whose direction such notice is being issued, to be given personally or by mail, not less than ten nor more than fifty days prior to the meeting, to each shareholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a shareholder when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the record of shareholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.

         No notice of any annual or special meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The attendance of any shareholder, in person or by proxy, at any annual or special meeting of shareholders without protesting the lack of notice of such meeting prior to such meeting's conclusion shall constitute a waiver of notice of such meeting by such shareholder.

         Except as set forth in SECTION 2.6 of these By-laws, no notice of any adjourned meeting of the shareholders need be given.

         SECTION 2.5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the presence, in person or by proxy, of the holders of record of a majority of the Corporation's shares issued and outstanding and entitled to vote shall constitute a quorum at all meetings of the shareholders for the transaction of business. If a quorum is not present at any meeting of the shareholders, the shareholders present in person or by proxy shall have the power to adjourn any such meeting until a quorum is present.

         SECTION 2.6. Adjournment. When a meeting of the shareholders of the Corporation is adjourned to another time or place, no notice need be given other than an announcement at the meeting at which the adjournment is taken of the place, date and time to which such meeting is adjourned. However, if, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting, conforming to the requirements of
SECTION 2.4 of these By-laws, shall be given to each shareholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

         SECTION 2.7. Proxies; Voting. At any meeting of the shareholders of the Corporation, every holder of shares entitled to vote may vote in person or by proxy, and shall, for all purposes, have one vote for each share registered in his name unless otherwise provided by the Certificate of Incorporation. At all elections of directors of the Corporation, each shareholder shall be entitled




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to as many votes as shall equal the number of votes which (except for the provision as to cumulative voting contained in the Certificate of Incorporation) such shareholder would be entitled to cast for the election of directors with respect to his/her shares multiplied by the number of directors to be elected, and he/she may cast such votes for a single director or may distribute them among the number to be voted for, or any two of them, as he or she may see fit, which right when exercised shall be termed cumulative voting. The voting, except for the election of directors, may be viva voce, but any qualified voter may demand a share vote, whereupon such share vote shall be taken by ballot. Each ballot shall state the name of the shareholder voting, the number of shares voted and, if such ballot be cast by a proxy, it shall also state the name of such proxy.

         Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, except as otherwise may be required by law or by the Certificate of Incorporation or by these By-laws, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         SECTION 2.8. Written Consent of Shareholders in Lieu of Meeting. Any action that may be taken by vote of the shareholders of the Corporation may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon.


ARTICLE III.  BOARD OF DIRECTORS

         SECTION 3.1. Board of Directors. Except as otherwise provided in the Certificate of Incorporation, the business of the Corporation shall be managed under the direction of the Board of Directors. Each director shall be at least eighteen years of age but need not be a shareholder.

         SECTION 3.2. Number and Term of Directors. The number of directors constituting the entire Board of Directors shall be not less than three (3) nor more than fifteen (15) and shall be fixed by action. The number of directors constituting the entire Board of Directors may be changed from time to time by action of the shareholders entitled to vote for the election of directors or by action of a majority of the entire Board of Directors, provided that the number of directors shall not be less than three unless all the shares of the Corporation are owned beneficially and of record by less than three shareholders, in which event the number of directors may be less than three, but not less than the number of shareholders. No decrease in the size of the entire Board of Directors shall shorten the term of any incumbent director. The directors shall be elected at the annual meetings of the shareholders of the Corporation, and each director shall serve until the next succeeding annual meeting and until his/her successor has been elected and has qualified.

         SECTION 3.3. Removal; Resignation. Any or all of the directors may be removed at any time, for or without cause, by vote of the shareholders of the




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Corporation, provided that no director may be removed when the votes cast against his/her removal would be sufficient to elect him/her if voted cumulatively at an election at which the same total number of votes were cast and the entire Board of Directors, were then being elected. Any director may resign his office at any time, such resignation to be in writing and to be effective upon its receipt by the Corporation or at such later date as may be specified therein.

         SECTION 3.4. Vacancies and Newly Created Directorships. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors without cause, may be filled by a majority of the directors then in office, although less than a quorum exists, or by the shareholders, but any director elected by the directors to fill a vacancy shall serve only until the vacancy is filled by the shareholders. Vacancies occurring in the Board of Directors by reason of the removal of directors without cause shall be filled by the shareholders at a special meeting of the shareholders called for that purpose or at an annual meeting of shareholders.

         SECTION 3.5. Powers of Directors. In addition to the powers expressly conferred upon them by these Bylaws, the Board of Directors may exercise such powers and do such acts and things as are not prohibited by law or by the Certificate of Incorporation or by these By-laws.

         SECTION 3.6. Compensation of Directors. Directors shall not receive any stated salary for their services as such. By resolution, the Board of Directors may authorize the payment to directors of a fixed sum for, and/or expenses associated with, their attendance at meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.7. Place of Meetings. The Board of Directors may hold its regular and special meetings at the principal office of the Corporation or at such other place within or without the State of New York as the Board of Directors shall authorize.

         SECTION 3.8. Regular Meetings. The Board of Directors shall meet for the purpose of electing officers and appointing committees, if any, and for the transaction of such other business as may properly come before such meeting, immediately following adjournment of the annual meeting of the shareholders of the Corporation at the place of such annual meeting of the shareholders. The Board of Directors may change the place, date or time of such regular meeting. The Board of Directors may also provide for the holding of other regular meetings and fix the place, date and time of such other regular meetings.

          SECTION 3.9. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the President and shall be called upon the written request of any two (2) of the directors at such place, within or without the State of New York, as may be specified in the respective notices of such meetings. Only


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business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

         SECTION 3.10. Notice of Meetings; Waiver; Adjournment. No notice of regular meetings of the Board of Directors need be given, except that if the Board of Directors shall fix a new regular meeting or change the place or time of any regular meeting, notice of such action shall be given promptly to each Director who shall not have been present at the meeting at which such action was taken. Notice of such action need not be given to any director who attends the regular meeting with respect to which such action was taken without protesting the lack of notice to him/her prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice of such meeting, whether before or after such meeting.

         Special meetings of the Board of Directors may be called on not less than twenty-four hours' notice, if notice is given to each director personally or by telephone, telecopier, telex or similar means, or on not less than five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting of the Board of Directors need not be given to any director who attends such meeting without protesting the lack of notice to him/her prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice of such meeting, whether before or after such meeting.

         SECTION 3.11. Quorum. Except as otherwise may be provided by law or by the Certificate of Incorporation or by these By-laws, at all meetings of the Board of Directors, the presence of a majority of the directors then in office, but not less than one-third of the entire Board of Directors, shall be necessary to constitute a quorum and sufficient for the transaction of business at any regular or special meeting of the Board of Directors.

         SECTION 3.12. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of SECTION 3.10 of these By-Laws shall be given to each director.

         SECTION 3.13. Action by the Board of Directors. Except as otherwise may be provided by law or by the Certificate of Incorporation or by these By-laws, the vote of the majority of the directors present at a regular or special meeting of the Board of Directors meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 3.14. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all of the members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action.


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         SECTION 3.15. Participation in Meetings by Conference Telephone. Any
one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

         SECTION 3.16. Reliance on Accounts and Reports. In performing his/her duties, any director shall be entitled to rely on information, opinions, reports or statements including financial statements and other financial data, in each case prepared or presented by:

         (a) one or more officers or employees of the Corporation or of any other corporation of which at least fifty percent of the outstanding shares entitling the holders thereof to vote for the election of directors is owned directly or indirectly by the Corporation, whom such director believes to be reliable and competent in the matters presented;

         (b) counsel, public accountants or other persons as to matters which such director believes to be within such person's professional or expert competence; or

         (c) any committee of the Board of Directors upon which he/she does not serve, as to matters within its designated authority, which committee such director believes to merit confidence.


ARTICLE IV.  EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         SECTION 4.1. Committees of the Board of Directors: How Constituted. By a resolution adopted by a majority of the entire Board of Directors, the Board of Directors may designate from among its members an Executive Committee and other committees of the Board of Directors, each consisting of three or more directors. The Board of Directors may so designate one or more members as alternate members of any such committee who may replace any absent member or members of such committee at a meeting of such committee.

         SECTION 4.2. Powers of the Executive Committee and Other Committees of the Board of Directors. By a resolution adopted by a majority of the entire Board of Directors, the Board of Directors may delegate to any committee of the Board of Directors all the powers and authority of the Board of Directors to the extent provided in such resolution, except that the Board of Directors may not delegate to any committee any power or authority in reference to the following matters:

         (a) the submission to the shareholders of the Corporation of any action as to which shareholder approval is required by law;



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         (b)      the filling of vacancies in the Board of Directors or in any committee thereof;

         (c) the fixing of compensation of the directors for serving on the Board of Directors or any committee thereof;

         (d) the amendment or repeal of these By-laws, or the adoption of new By-laws; or

         (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amended or repealable.

The Executive Committee shall have the power to designate committees, each consisting of three or more directors and/or officers of the Corporation and/or any corporation of which at least fifty percent of the outstanding shares of stock entitling the holders thereof to vote for the election of director is owned directly or indirectly by the Corporation (but no such committee designated by the Executive Committee shall not be a committee of the Board of Directors). Each such committee designated by the Executive Committee shall have such powers as may properly be delegated to it by a resolution of the Executive Committee.

         SECTION 4.3. Proceedings. Each committee of the Board of Directors and each committee designated by the Executive Committee, shall fix its own rules of procedure and may meet at such place, within or without the State of New York, at such date and time and upon such notice, if any, as it shall determine from time to time. Each committee of the Board of Directors and each committee designated by the Executive Committee shall keep a record of its proceedings and shall report any such proceedings to the Board of Directors or the Executive Committee, respectively, at the first meeting of the Board of Directors or the Executive Committee, respectively, following any such proceedings.

         SECTION 4.4. Quorum and Manner of Acting. Except as otherwise may be provided in the resolution designating such committee, at all meetings of any committee of the Board of Directors or committee designated by the Executive Committee, the presence of members constituting a majority of the total authorized membership of such committee, but in no event less than two, shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present, but in no event less than two, shall be the act of such committee.

         SECTION 4.5. Absent or Disqualified Members Of Committees Designated By The Executive Committee. In the absence or disqualification of a member of any committee designated by the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint a director and/or officer of the Corporation and/or of any corporation of which at least fifty percent of the outstanding shares of stock entitling the holders thereof to vote for the election of directors is owned directly or indirectly by the Corporation, to act at the meeting in the place of any such absent or disqualified member.



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         SECTION 4.6. Abolition and Redesignation. Any committee, whether of the
Board of Directors or designated by the Executive Committee, may be abolished or redesignated from time to time by resolution adopted by a majority of the entire Board of Directors and every committee designated by the Executive Committee may be abolished or redesignated from time to time by resolution of the Executive Committee. Each committee designated by the Executive Committee shall serve at the pleasure of the Board of Directors and at the pleasure of the Executive Committee.


ARTICLE V.  OFFICERS

         SECTION 5.1. Generally. The officers of the Corporation shall be a Chairman of the Board, President, a Vice President, a Secretary and a Treasurer, and such other officers as the Board of Directors may deem necessary or advisable for the conduct of the Corporation's business. The officers shall be elected by the Board of Directors after the annual meeting of shareholders, and each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders of the Corporation and until his successor has been elected and has qualified. Any officer elected by the Board of Directors may be removed by the Board of Directors at any time and with or without cause. Any two or more of the foregoing offices may be held by the same person, except that the President shall not also hold the office of Secretary, unless all of the issued and outstanding shares of the Corporation are owned by one person, in which event such person may hold all or any combination of offices. Any office may be left vacant by the Board of Directors.

         SECTION 5.2. Chairman of the Board. The Chairman of the Board shall preside at all the meetings of the shareholders of the Corporation and of the Board of Directors. Unless the Board of Directors shall by resolution designate another officer as the chief executive officer of the Corporation, the Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, the Chairman of the Board shall have general management and control of the business and affairs of the Corporation and shall have all powers and perform all duties as are commonly incident to the office of Chief Executive Officer or as from time to time may be assigned or delegated to him/her by the Board of Directors. Unless the Board of Directors shall by resolution designate another officer as Chief Executive Officer of the Corporation, the Chairman of the Board shall have power to sign all contracts and other instruments of the Corporation and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

         SECTION 5.3. President. The President shall be the chief operating officer of the Corporation. Subject to the provisions of these By-laws and to the direction of the Board of Directors and the Chairman of the Board, if the Chairman of the Board shall be the chief executive officer of the Corporation, the President shall have all powers and perform all duties as are commonly incident of the office of chief operating officer and shall have such other powers and perform such other duties as from time may be assigned or delegated to the



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President by the Board of Directors or by the Chairman of the Board, if the
Chairman of the Board shall be the chief executive officer of the Corporation. The President shall, unless otherwise provided in these By-laws or by resolution of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board in the event such office shall remain vacant or in the event of the Chairman's absence or disability.

         SECTION 5.4. Vice President. Each Vice President shall have such powers and duties as may be delegated to him/her by the Board of Directors, the Chairman of the Board, if the Chairman of the Board shall be the chief executive officer of the Corporation, or the President. The Executive Vice President, if one be elected or if there be more than one, the Executive Vice President earliest elected to such office, or if there shall be none, a Vice President designated by the Board of Directors shall exercise the powers and perform the duties of the President in the event of the President's absence or disability.

         SECTION 5.5. Treasurer. The Treasurer shall be in charge of the Corporation's books and accounts; shall have the care and custody of and be responsible for all the funds of the Corporation and shall cause the same to be deposited in the name of the Corporation in such banks and safe deposit vaults as may be designated by these By-laws; shall have the power to countersign all certificates for shares signed by the Chairman of the Board, President or Vice President; shall render a statement of the condition of the finances of the Corporation at each meeting of the Board of Directors if called upon to do so. The Treasurer shall keep at the office of the Corporation correct books of account of all its business and transactions and such books of account as the Board of Directors may require; and shall have such other powers and duties as the Board of Directors or the Chairman of the Board, if the Chairman of the Board shall be the Chief Executive Officer, or the President assigns.

         SECTION 5.6. Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books; give notice of meetings of the Corporation; be custodian of the records and of the seal of the Corporation and affix the latter when required and may sign all certificates for shares, not countersigned by the Treasurer; keep the share and transfer books in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their post office addresses, the number of shares owned by each of them and the time at which each person became owner, and lay before the Board at their stated meetings all communications addressed to him/her officially by the President or any officer or stockholder of the Corporation, and attend to all correspondence incident to the office of secretary; and shall have such other powers and duties as the Board of Directors or the Chairman of the Board, if the Chairman of the Board shall be the chief executive officer of the Corporation, or the President shall assign. In the absence of the Secretary from any meeting or the inability of the Secretary to act, an assistant secretary, if any shall have been appointed, shall perform his duties and such other functions as the Board from time to time may designate; and



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provided, further, that if no assistant secretary shall have been appointed, the minutes shall be kept by such other person appointed for such purpose by the presiding officer.

         SECTION 5.7. Other Officers. The Board of Directors may elect such other officers (including additional Vice Presidents, Assistant Secretaries and Assistant Treasurers) as it shall deem necessary who shall have such authority and shall perform such duties as shall be prescribed by the Board of Directors, the Chairman of the Board, if the Chairman of the Board shall be the Chief Executive Officer of the Corporation, or the President, from time to time.

         SECTION 5.8. Salaries. The salaries of all officers of the Corporation shall be fixed by the Chairman of the Board, if the Chairman of the Board shall be the Chief Executive Officer of the Corporation, or the President.

         SECTION 5.9. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors temporarily may delegate the powers or duties of such officer to any other officer, employee or agent of the Corporation.

         SECTION 5.10. Vacancies; Resignation. If any office becomes vacant for any reason, the Board of Directors may elect a successor who shall hold office for the unexpired term. Any officer may resign his/her office at any time, such resignation to be in writing and to be effective upon receipt by the Corporation or at such later date as may be specified therein.

         SECTION 5.11. Reliance on Accounts and Reports. In performing his/her duties, any officer shall be entitled to rely on information, opinions, reports or statements including financial statements and other financial data, in or presented by:

         (a) one or more other officers or employees of the Corporation or of any other corporation of which at least fifty percent of the outstanding shares of stock entitling the holders thereof to vote for the election of directors is owned directly or indirectly by the Corporation, whom such officer believes to be reliable and competent in the matters presented; or

         (b) counsel, public accountants or other persons as to matters which such officer believes to be within such person's professional or expert competence.


ARTICLE VI.  SHARES

     SECTION 6.1. Certificates for Shares; Uncertificated Shares. The shares of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors. All certificates shall be consecutively numbered. Notwithstanding the



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foregoing, the Board of Directors may provide by resolution that some or all of any or all classes and series of the shares of the Corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates for shares pursuant to Section 508 of the Business Corporation Law.

         SECTION 6.2. Stockholders Agreement. None of the shares of the Corporation which shall be subject to the terms and condition of a stockholders agreement to which the corporation shall be party shall be transferable except in accordance with the terms and conditions of such agreement.

         SECTION 6.3. Transfer of Shares. Except as may otherwise be provided in
Section 6.1 or 6.2, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, the old certificate canceled and the transaction recorded upon the books of the Corporation.

         SECTION 6.4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his/her legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         SECTION 6.5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 6.6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders of the Corporation or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board



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of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


ARTICLE VII.  GENERAL PROVISIONS

         SECTION 7.1. Dividends. Subject to any applicable provisions of law and of the Certificate of Incorporation, dividends or other distributions upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend or distribution may be paid in cash, property, bonds or shares of the Corporation including the bonds or shares of other corporations.

         SECTION 7.2. Reserves. There may be set apart from time to time out of any funds of the Corporation available for dividends such reserve or reserves as the Board of Directors may deem appropriate and the Board of Directors may modify or abolish any such reserve.

         SECTION 7.3. Deposits. Funds of the Corporation shall be deposited from time to time in such banks, trust companies or other depositories or financial institutions as shall be determined by the Board of Directors or by such officers, employees or agents of the Corporation as may be authorized by the Board of Directors to make such determination.

         SECTION 7.4. Checks, Drafts, Etc. All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the Corporation, and its orders for the payment of money shall be signed by such officer or officers, such employee or employees, or such agent or agents of the Corporation, and in such manner, as the Board of Directors may determine from time to time.

         SECTION 7.5. Transfer of Securities. To the extent authorized by the Board of Directors, the President or any Vice President may sell, transfer, endorse, and assign any shares, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, if requested or required, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

         SECTION 7.6. Voting as Shareholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman of the Board, if the Chairman of the Board shall be the Chief Executive Officer, President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of shareholders of any corporation in



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which the Corporation may hold shares, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such shares. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

         SECTION 7.7. Fiscal Year. Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall, in each calendar year, terminate on the last day of March.

         SECTION 7.8. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "New York". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

         SECTION 7.9. Books and Records: Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of New York as may be determined from time to time by the Board of Directors. Subject to any right of inspection provided by law, the Board of Directors shall determine if and/or under what conditions the shareholders of the Corporation shall be entitled to inspect the books and records of the Corporation.


ARTICLE VIII.  NOTICE AND WAIVER OF NOTICE

         Whenever, by law, under the Certificate of Incorporation or these By-laws or by the terms of any agreement or instrument, the Corporation or the Board of Directors, or any committee thereof, is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, by his attorney-in-fact, submit a signed waiver of notice of such requirements.


ARTICLE IX.  INDEMNIFICATION

         The Corporation shall indemnify, to the full extent authorized by the Business Corporation Law, any present or former director, officer, or personal representative thereof, who is made (or threatened to be made) a party to any civil or criminal action or proceeding by reason of the fact that he/she, his/her testator or intestate: (a) is or was a director or officer of the Corporation, or (b) served, at the request of the Corporation, any other enterprise (including but not limited to any corporation, partnership, joint venture, trust, or



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employee benefit plan). This indemnification shall indemnify said persons against judgments, fines (including excise taxes assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement, and reasonable expenses (including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein).

         For purposes of this Article, the Corporation shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his/her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any such person, his/her testator or intestate, may be entitled apart from this provision.


ARTICLE X.  AMENDMENTS OF BY-LAWS

         SECTION 10.1. Amendment. All By-laws of the Corporation, whether adopted by the Board of Directors or the shareholders of the Corporation, shall be subject to amendment, alteration or repeal, and new By-laws may be made, either:

         (a) by the shareholders at any annual or special meeting of shareholders the notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-laws; or

         (b) by resolution adopted by a majority of the entire Board of Directors at any regular or special meeting thereof, the notice or waiver of notice of which, unless none is required under these By-laws, shall have specified or summarized the proposed amendment, alteration, repeal or new By-law;

provided, that the shareholders may at any time provide in the By-laws that any specified provision or provisions of the By-laws may be amended, altered or repealed only in the manner specified in clause (a) above, in which event such provision or provisions shall be subject to amendment, alteration or repeal only in such manner.

         SECTION 10.2. Notice of Amendment. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders of the Corporation for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.


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